                                    EXHIBIT 4

LIGHT MANAGEMENT GROUP, INC.
Suite 301, 3060 Mainway, Burlington, Ontario, Canada L7M 1A3,
(905) 319-1111, Fax (905) 319-2627

Carleton T. Blake
7017 S.W.
Portage, MI 49002

The purpose of this letter is to confirm Mr. Carleton T. Blake's ("Advisor") appointment by the Board of Directors of Light Management Group, Inc. ("LMG"), for you to act as financial advisor to LMG in connection with the evaluations of various aspects of financing the business of the Company. The Company wishes the Advisor to do work on several matters. We also confirm our understanding and agreement that the Advisor is being retained hereunder by and solely for the benefit of the Board of LMG and not by any third parties, including the Company's shareholders. In connection with our engagement as the Company's advisor as related to the acquisition proposal, the Advisor will provide the following services:

     (a) will provide advice to the Board, from time to time as it may request, on matters relating to the financing of the Company;

     (b) if requested by the Board, Advisor will prepare and deliver to the Board the following documents (collectively, the "Opinions"):

          (i) a formal valuation (the "Valuation") of the financing alternatives of Company and, if requested by the Board, a valuation of any non-cash consideration to be offered or forming part of the consideration for financing, a summary (in such form as is reasonably satisfactory to us) and/or the full text of which may be included in any circulation regarding each potential financing;

          (ii) an opinion (the "Fairness Opinion") as to the fairness from a financial point of view of each potential financing to the shareholders of the Company, a summary (in such form as is reasonably satisfactory to us) and/or the full text of which may be included in circulation regarding the financing;

          (iii) if requested by the Board, we will participate in negotiations pertaining to the consideration to be offered by potential financiers; and

          (iv) will provide such other advice to the Board directly related to the financial advisory services described above as may reasonably be requested by the Board.

     1. The Opinions will be prepared in accordance with the professional judgment of the Advisor and will comply with applicable securities law requirements. The Advisor and his counsel will discuss with the Board and its counsel policy requirements before delivering the Opinions. Any advice or opinions (including the Opinions) to be provided by us hereunder will be made subject to and will be based upon such limitations, qualifications and reservations as the Advisor, in his judgment, deems necessary or prudent in the circumstances.

     2. None of the Opinions or any of our other oral or written opinions or advice, (including the contents of any materials provided by the Advisor and any oral or written presentation to the Board made by the Advisor) in connection with this engagement is to be used, reproduced, published or distributed in whole or in part to any third party without the prior written consent of the Advisor (except as required by applicable securities law requirements and then only after consultation with the Advisor). Such consent will extend only to the disclosure of the specific Opinion in the particular document as described in the consent, and will not extend to any subsequent disclosure in any other document needed for circulation. Any document prepared by or on behalf of the Board will be in form and substance satisfactory to the Advisor and its counsel and will be provided to the Advisor and its counsel for review.

     3. You and the Board further acknowledge that you and the Board, respectively, will use your best efforts to ensure that all information concerning the Company and the candidate will be provided to us, directly or indirectly, orally or in writing, by you or your respective agents and advisors in connection with the Opinions will be accurate and complete in all material respects and will not be misleading in any material respect.

     4. In connection with the performance of financial advisory services hereunder, Advisor will keep confidential and will use only for the purpose of performing the services described herein all information, whether written or oral, acquired from the Board and the Company in connection with our work hereunder, except: (iv) information which was available to the public prior to the engagement or which thereafter becomes available to the public other than through a breach by parties of obligations hereunder; (v) information which was known to Advisor prior to the engagement; and (vi) information which Advisor is required to disclose by law (including applicable securities law requirements) or in connection with legal process or legal or regulatory proceedings. Advisors obligation under this section will survive the completion of this engagement.

     5. The Company will provide to Advisor current drafts and final copies, as soon as they become available, of all disclosure documents filed or to be filed by or on behalf of the Company. However, the Advisor will have no responsibility for the form or content of the documentation, other than with respect to the Opinions or summaries thereof, and the description of our services undertaken pursuant to the terms of this engagement letter. Advisor will be entitled at any time to withdraw, amend or supplement the Opinions in the event that Advisor reasonably concludes that there has been a material change in the factors upon which such Opinions are based and that, accordingly, there has been a material change in the financing following the dates thereof and prior to the completion of the acquisition.

     6. In consideration for our services hereunder, the Company will pay the Advisor One Hundred Fifty Thousand Shares (150,000) of LMG stock.

     7. The Company agrees to indemnify and hold the Advisor to the full extent permitted by law, harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (collectively, "Losses"), to which an Indemnified Party may become subject by reason of the performance of professional services rendered hereunder.

     8. If Advisor is requested to perform services in addition to those described above, the terms and conditions relating to such services will be outlined in a separate letter agreement and the fees for such services will be negotiated separately and in good faith and will be consistent with fees paid for similar services.

     9. The term of this agreement will be for a period beginning as of the date of your acceptance of this Agreement and ending on January 1, 2001.

     10. This Agreement and previous agreements will be governed by and construed in accordance with the laws of the State of Nevada.

     11. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or unenforceability of any other provisions of this Agreement.

     12. The Agreement resulting from acceptance of this letter constitutes the entire agreement between the parties with respect to the services described herein and supersedes any prior agreements or understandings made between the parties with respect thereto. No modification or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto.

     If the foregoing correctly reflects the basis upon which the Company agrees to retain the Advisor, please sign and return one copy of this Agreement to us.

/s/ Barrington L. Simon                             /s/ Carleton T. Blake
Barrington L. Simon, CEO                            Carleton T. Blake, Advisor
Light Management Group, Inc.

LIGHT MANAGEMENT GROUP, INC.
Suite 301, 3060 Mainway, Burlington, Ontario, Canada L7M 1A3,
(905) 319-1111, Fax (905) 319-2627

Mr. Robert Creagh
4328 MacDougal Circle
Lansing, MI 48911

The purpose of this letter is to confirm Mr. Robert Creagh's ("Advisor") appointment by the Board of Directors of Light Management Group, Inc. ("LMG"), for you to act as financial advisor to LMG in connection with the evaluations of various aspects of financing the business of the Company. The Company wishes the Advisor to do work on several matters. We also confirm our understanding and agreement that the Advisor is being retained hereunder by and solely for the benefit of the Board of LMG and not by any third parties, including the Company's shareholders. In connection with our engagement as the Company's advisor as related to the acquisition proposal, the Advisor will provide the following services:

     (a) will provide advice to the Board, from time to time as it may request, on matters relating to the financing of the Company;

     (b) if requested by the Board, Advisor will prepare and deliver to the Board the following documents (collectively, the "Opinions"):

          (i) a formal valuation (the "Valuation") of the financing alternatives of Company and, if requested by the Board, a valuation of any non-cash consideration to be offered or forming part of the consideration for financing, a summary (in such form as is reasonably satisfactory to us) and/or the full text of which may be included in any circulation regarding each potential financing;

          (ii) an opinion (the "Fairness Opinion") as to the fairness from a financial point of view of each potential financing to the shareholders of the Company, a summary (in such form as is reasonably satisfactory to us) and/or the full text of which may be included in circulation regarding the financing;

          (iii) if requested by the Board, we will participate in negotiations pertaining to the consideration to be offered by potential financiers; and

          (iv) will provide such other advice to the Board directly related to the financial advisory services described above as may reasonably be requested by the Board.

     1. The Opinions will be prepared in accordance with the professional judgment of the Advisor and will comply with applicable securities law requirements. The Advisor and his counsel will discuss with the Board and its counsel policy requirements before delivering the Opinions. Any advice or opinions (including the Opinions) to be provided by us hereunder will be made subject to and will be based upon such limitations, qualifications and reservations as the Advisor, in his judgment, deems necessary or prudent in the circumstances.

     2. None of the Opinions or any of our other oral or written opinions or advice, (including the contents of any materials provided by the Advisor and any oral or written presentation to the Board made by the Advisor) in connection with this engagement is to be used, reproduced, published or distributed in whole or in part to any third party without the prior written consent of the Advisor (except as required by applicable securities law requirements and then only after consultation with the Advisor). Such consent will extend only to the disclosure of the specific Opinion in the particular document as described in the consent, and will not extend to any subsequent disclosure in any other document needed for circulation. Any document prepared by or on behalf of the Board will be in form and substance satisfactory to the Advisor and its counsel and will be provided to the Advisor and its counsel for review.


     3. You and the Board further acknowledge that you and the Board, respectively, will use your best efforts to ensure that all information concerning the Company and the candidate will be provided to us, directly or indirectly, orally or in writing, by you or your respective agents and advisors in connection with the Opinions will be accurate and complete in all material respects and will not be misleading in any material respect.

     4. In connection with the performance of financial advisory services hereunder, Advisor will keep confidential and will use only for the purpose of performing the services described herein all information, whether written or oral, acquired from the Board and the Company in connection with our work hereunder, except: (iv) information which was available to the public prior to the engagement or which thereafter becomes available to the public other than through a breach by parties of obligations hereunder; (v) information which was known to Advisor prior to the engagement; and (vi) information which Advisor is required to disclose by law (including applicable securities law requirements) or in connection with legal process or legal or regulatory proceedings. Advisors obligation under this section will survive the completion of this engagement.

     5. The Company will provide to Advisor current drafts and final copies, as soon as they become available, of all disclosure documents filed or to be filed by or on behalf of the Company. However, the Advisor will have no responsibility for the form or content of the documentation, other than with respect to the Opinions or summaries thereof, and the description of our services undertaken pursuant to the terms of this engagement letter. Advisor will be entitled at any time to withdraw, amend or supplement the Opinions in the event that Advisor reasonably concludes that there has been a material change in the factors upon which such Opinions are based and that, accordingly, there has been a material change in the financing following the dates thereof and prior to the completion of the acquisition.

     6. In consideration for our services hereunder, the Company will pay the Advisor One Hundred Fifty Thousand Shares (150,000) of LMG stock.

     7. The Company agrees to indemnify and hold the Advisor to the full extent permitted by law, harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (collectively, "Losses"), to which an Indemnified Party may become subject by reason of the performance of professional services rendered hereunder.

     8. If Advisor is requested to perform services in addition to those described above, the terms and conditions relating to such services will be outlined in a separate letter agreement and the fees for such services will be negotiated separately and in good faith and will be consistent with fees paid for similar services.

     9. The term of this agreement will be for a period beginning as of the date of your acceptance of this Agreement and ending on January 1, 2001.

     10. This Agreement and previous agreements will be governed by and construed in accordance with the laws of the State of Nevada.

     11. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or unenforceability of any other provisions of this Agreement.

     12. The Agreement resulting from acceptance of this letter constitutes the entire agreement between the parties with respect to the services described herein and supersedes any prior agreements or understandings made between the parties with respect thereto. No modification or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto.



     If the foregoing correctly reflects the basis upon which the Company agrees to retain the Advisor, please sign and return one copy of this Agreement to us.

/s/ Barrington L. Simon                   /s/  Robert Creagh
Barrington L. Simon, CEO                  Robert Creagh, Advisor
Light Management Group, Inc.

LIGHT MANAGEMENT GROUP, INC.
Suite 301, 3060 Mainway, Burlington, Ontario L7M 1A3, (905) 319-1111,
(905) 319-2627 (Fax)


Mr. James B. Parsons
500 108th Avenue NE, Suite 1710
Bellevue, WA 98004

Dear Mr. Parsons,

     The purpose of this letter is to confirm James B. Parsons ("Advisor") the appointment by the Board of Directors to act as legal advisor to Light Management Group, Inc. (LMGR) in connection with Company issues relating to SEC filing requirements, corporate documents, merger documents and other matters as may relate to corporate legal concerns. The board also confirms that the Advisor is being retained hereunder by and solely for the benefit of the Board of LMGR and not by any third parties, including the Company's shareholders. In connection with our engagement the Advisor will provide the following services (collectively, the "Opinions"):

      (a) will provide advice to the Board, from time to time as it may request, on matters relating to corporate legal matters;

     (b) if requested by the Board, Advisor will assist the Board with the following:

             (i) an evaluation of the company legal status; and

             (ii) directed work as appropriate for the further development of appropriate legal structures as related to acquisitions and joint ventures; and

             (iii) Advisor will provide such other legal advice to the Board directly related to industry standards and structures as described above and as may reasonably be requested by the Board.

     1. The Opinions will be prepared in accordance with the professional judgment of the Advisor and will comply with applicable securities law requirements. The Advisor and its counsel will discuss with the Board and its counsel policy requirements before delivering the Opinions. Any advice or opinions (including the Opinions) to be provided by us hereunder will be made subject to and will be based upon such limitations, qualifications and reservations as the Advisor, in its judgment, deems necessary or prudent in the circumstances.

     2. None of the Opinions or any of our other oral or written opinions or advice, (including the contents of any materials provided by the Advisor and any oral or written presentation to the Board made by the Advisor) in connection with this engagement is to be used, reproduced, published or distributed in whole or in part to any third party without the prior written consent of the Advisor (except as required by applicable securities law requirements and then only after consultation with the Advisor). Such consent will extend only to the disclosure of the specific Opinion in the particular document as described in the consent, and will not extend to any subsequent disclosure in any other document needed for circulation. Any document prepared by or on behalf of the Board will be in form and substance satisfactory to the Advisor and its counsel and will be provided to the Advisor and its counsel for review.

     3. You and the Board further acknowledge that you and the Board, respectively, will use your best efforts to ensure that all information concerning the Company and the candidate will be provided to us, directly or indirectly, orally or in writing, by you or your respective agents and advisors in connection with the Opinions, will be accurate and complete in all material respects and will not be misleading in any material respect.

     4. In connection with the performance of legal advisory services hereunder, Advisor will keep confidential and will use only for the purpose of performing the services described herein all information, whether written or oral, acquired from the Board and the Company in connection with our work hereunder, except:
(i) information which was available to the public prior to the engagement or which thereafter becomes available to the public other than through a breach by parties of obligations hereunder; (ii) information which was known to Advisor prior to the engagement; and (iii) information which Advisor is required to disclose by law (including applicable securities law requirements) or in connection with legal process or legal or regulatory proceedings. Advisors obligation under this section will survive the completion of this engagement.

     5. The Company will provide to Advisor current drafts and final copies, as soon as they become available, of all disclosure documents filed or to be filed by or on behalf of the Company. However, the Advisor will have no responsibility for the form or content of the documentation, other than with respect to the Opinions or summaries thereof, and the description of our services undertaken pursuant to the terms of this engagement letter. Advisor will be entitled at any time to withdraw, amend or supplement the Opinions in the event that Advisor reasonably concludes that there has been a material change in the factors upon which such Opinions are based.

     6. In consideration for our services hereunder, the Company will pay the Advisor Twelve Thousand Shares (12,000) of LMGR stock, at the bid price at close of business on March 23, 2000 ($6.75) per share.

     7. The Company agrees to indemnify and hold the Advisor to the full extent permitted by law, harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (collectively, "Losses"), to which an Indemnified Party may become subject by reason of the performance of professional services rendered hereunder.

     8. If Advisor is requested to perform services in addition to those described above, the terms and conditions relating to such services will be outlined in a separate letter agreement and the fees for such services will be negotiated separately and in good faith and will be consistent with fees paid for similar services.

     9. The term of this agreement will be for a period beginning as of the date of your acceptance of this Agreement and ending on March 31, 2001.

     10. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

     11. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or unenforceability of any other provisions of this Agreement.

     12. The Agreement resulting from acceptance of this letter constitutes the entire agreement between the parties with respect to the services described herein and supersedes any prior agreements or understandings made between the parties with respect thereto. No modification or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto.

     If the foregoing correctly reflects the basis upon which the Company agrees to retain the Advisor, please sign and return one copy of this Agreement to us.


/s/ Barrington Simon                     /s/ James B. Parsons
Barrington Simon, CEO                   James B. Parsons, Advisor
Light Management Group, Inc.